                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[X]Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        CMG Information Services, Inc.
             -----------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             -----------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ----------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
  ----------------------------------------------------------------------------

  (5) Total fee paid:
  ----------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                        CMG INFORMATION SERVICES, INC.

                             100 BRICKSTONE SQUARE
                                  FIRST FLOOR
                         ANDOVER, MASSACHUSETTS 01810

                                                              November 27, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Meeting") of CMG Information Services, Inc. which will be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, December 17, 1998, at 9:30 a.m. local time. I look forward to greeting as many of our stockholders as possible.

  Details of the business to be conducted at the Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

  Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope so that your shares will be represented at the Meeting. If you so desire, you may withdraw your proxy and vote in person at the Meeting.

  We look forward to meeting those of you who will be able to attend the Meeting.

                                          Sincerely,

                                          /s/ D.S. Wetherell

                                          David S. Wetherell
                                          Chairman and Chief Executive Officer

                        CMG INFORMATION SERVICES, INC.

                             100 BRICKSTONE SQUARE
                                  FIRST FLOOR
                         ANDOVER, MASSACHUSETTS 01810

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD THURSDAY, DECEMBER 17, 1998

To the Stockholders of CMG INFORMATION SERVICES, INC.:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of CMG Information Services, Inc., a Delaware corporation (the "Company"), will be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, December 17, 1998, at 9:30 a.m. local time, for the following purposes:

  1. To elect two Class II Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified.

  2. To amend the Company's Restated Certificate of Incorporation to change the name of the Company from "CMG Information Services, Inc." to "CMGI, Inc."

  3. To amend the Company's Restated Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock, $.01 par value per share, from 40,000,000 to 100,000,000.

  4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the current fiscal year.

  5. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on Friday, October 30, 1998 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ D.S. Wetherell

                                          David S. Wetherell, Secretary

November 27, 1998

  All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign, and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.


                            YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                                PROXY STATEMENT
                                      OF
                        CMG INFORMATION SERVICES, INC.

GENERAL

  This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of CMG Information Services, Inc. (the "Company") for use at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Thursday, December 17, 1998, at 9:30 a.m. local time, or at any adjournment or postponement of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are being mailed on or about November 27, 1998, to all stockholders entitled to notice of and to vote at the Meeting. The principal executive office of CMG Information Services, Inc. is located at 100 Brickstone Square, First Floor, Andover, Massachusetts 01810 and the Company's telephone number is (978) 684-3600.

SOLICITATION

  The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of Common Stock of the Company (the "Common Stock") held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record at the close of business on Friday, October 30, 1998, will be entitled to notice of, and to vote at, the Meeting. As of October 30, 1998, the Company had outstanding 23,061,153 shares of Common Stock. Each share of Common Stock is entitled to one vote on each proposal that will come before the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCABILITY OF PROXY AND VOTING OF SHARES

  Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, First Floor, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (I) FOR the election of the Class II Directors described herein, (II) FOR the amendment to the Company's Restated Certificate of Incorporation changing the name of the Company from "CMG Information Services, Inc." to "CMGI, Inc.",
(III) FOR the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock to 100,000,000, (IV) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the current fiscal year, and (V) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than July 30, 1999 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  All share amounts referred to in this Proxy Statement have been adjusted to reflect a three for two stock split, a two for one stock split and a two for one stock split effected on March 17, 1995, February 2, 1996 and May 11, 1998, respectively. The following table sets forth certain information with respect to beneficial ownership of the Company's shares of Common Stock as of October 1, 1998, (I) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (II) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (III) by each of the Company's Directors; and (IV) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

             NAME AND ADDRESS OF           NUMBER OF SHARES
              BENEFICIAL OWNER           BENEFICIALLY OWNED (1) PERCENT OF CLASS
             -------------------         ---------------------  ----------------
      5% STOCKHOLDERS
      David S. Wetherell (2)...........        4,610,364             19.5%
       c/o CMG Information
       Services, Inc.
       100 Brickstone Square
       First Floor
       Andover, MA 01810
      FMR Corp. (3)....................        2,499,600             10.8%
       82 Devonshire Street
       Boston, MA 02109
      Scudder Kemper Investments, Inc.
       (4).............................        1,206,200              5.2%
       345 Park Avenue
       New York, NY 10154-0010
      OTHER NAMED EXECUTIVE OFFICERS
      Andrew J. Hajducky III (5).......           39,438                 *
      Hans Hawrysz (6).................            9,416                 *
      Richard F. Torre (7).............           27,274                 *
      Paul L. Schaut (8)...............                0                 0
      OTHER DIRECTORS
      William H. Berkman...............                0                 0
      Craig D. Goldman (9).............           66,400                 *
      John A. McMullen.................                0                 *
      Robert J. Ranalli................                0                 0
      All Current Directors and
       Executive Officers as a Group (9
       persons) (10)...................        4,752,892             20.0%

--------
* Less than one percent

(1) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of Common Stock subject to options currently exercisable or which become exercisable on or before December 1, 1998 are deemed to be beneficially owned and outstanding by the person holding such options and are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 600,000 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. Includes 223,200 shares held in trust for the benefit of Mr. Wetherell's minor children and 7,000 shares held by Mr. Wetherell and his wife as trustees for the David S. Wetherell Charitable Trusts, for which 230,200 shares Mr. Wetherell disclaims beneficial ownership.

(3) Based on the information provided on the Amendment No. 5 to the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 9, 1998. FMR Corp. has sole dispositive power with respect to such shares, and sole power to vote 1,701,800 of such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 1,522,000 shares of Common Stock as a result of its serving as investment manager of institutional accounts.

(4) Based on the information provided on the Amendment No. 1 to the Schedule 13G filed by Scudder Kemper Investments, Inc. ("Scudder Kemper") with the Securities and Exchange Commission on February 13, 1998. Includes 559,200 shares with respect to which Scudder Kemper has the sole power to vote or direct the vote. Includes 357,600 shares with respect to which Scudder Kemper shares the power to vote or direct the vote. Scudder Kemper has sole power to dispose or direct the disposition of all such shares.

(5) Includes 34,250 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998.

(6) Includes 5,416 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. Mr. Hawrysz is also deemed the beneficial owner of 229,166 shares of the common stock, par value $.01, of Planet Direct Corporation ("Planet Direct"), a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. These shares represent approximately three percent of the voting power of the outstanding capital stock of Planet Direct.

(7) Includes 16,064 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998 and 3,000 shares held in trust for the benefit of Mr. Torre's minor children. Mr. Torre is also deemed the beneficial owner of 183,750 shares of the common stock, par value $.01, of SalesLink Corporation ("SalesLink"), a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. These shares represent approximately two percent of the voting power of the outstanding capital stock of SalesLink.

(8) Mr. Schaut is deemed the beneficial owner of 75,000 shares of the common stock, par value $.01, of Engage Technologies, Inc. ("Engage"), a subsidiary of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. These shares represent less than one percent of the voting power of the outstanding capital stock of Engage.

(9) Includes 18,800 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. Mr. Goldman is also deemed the beneficial owner of 5,000 shares of the common stock, par value $.01, of each of SalesLink, Engage and NaviSite Internet Services Corporation, subsidiaries of the Company, which shares are issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998. These shares represent less than one percent of the voting power of the outstanding capital stock of each of such respective companies.

(10) Includes 674,530 shares issuable upon the exercise of outstanding options that are exercisable prior to December 1, 1998.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board is divided into three classes. One class of Directors is elected each year for a three-year term. The term of the Company's Class II Directors will expire at this Meeting. The nominees for Class II Director are William H. Berkman and John A. McMullen. Messrs. Berkman and McMullen are currently Class II Directors of the Company and are available for re-election as Class II Directors. The Class II Directors elected in 1998 will serve for a term of three years which will expire at the Company's 2001 Annual Meeting of Stockholders or when their successors are elected and qualified. It is intended that the persons named as Proxies will vote for William H. Berkman and John A. McMullen for election to the Board as Class II Directors.

  The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect William H. Berkman and John A. McMullen to the Board. If Messrs. Berkman and McMullen are elected as Directors at the Meeting, the Board will consist of a total of five Directors, four of whom have principal occupations outside the Company and one of whom is the Chief Executive Officer of the Company.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE

BIOGRAPHICAL INFORMATION

  Biographical and certain other information concerning the Directors of the Company is set forth below:

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

  WILLIAM H. BERKMAN, age 33. William H. Berkman has served as a Director of the Company since May 1998. Mr. Berkman has served as President of Microwave Systems, Inc., a subsidiary of The Associated Group, Inc., a diversified communications company, since 1993. Since June 1997 Mr. Berkman has also served as Secretary of The Associated Group, Inc. Mr. Berkman serves on the Board of Directors of Teligent, Inc.

  JOHN A. MCMULLEN, age 56. John A. McMullen has served as a Director of the Company since 1986. Mr. McMullen was a founder and has been a Managing Principal of Cambridge Meridian Group, Inc., a management consulting firm, since 1984.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  DAVID S. WETHERELL, age 44. David S. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of the Company since 1986. Mr. Wetherell also serves on the Board of Directors of Lycos, Inc.

  ROBERT J. RANALLI, age 61. Robert J. Ranalli has served as a Director of the Company since May 1998. Prior to retiring in September 1994, Mr. Ranalli served as President of AT&T Multimedia Services, a division of AT&T Corp., from March 1994 to September 1994. Mr. Ranalli served as President of AT&T Consumer Communications Services, Inc. and Chairman of the Board of AT&T Universal Card Services Corp. and AT&T Transtech Corp. from 1990 to 1994.

CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

  CRAIG D. GOLDMAN, age 54. Mr. Goldman has served as a Director of the Company since June 18, 1997. Mr. Goldman has served as President and Chief Executive Officer for Cyber Consulting Services Corp., a technology consulting firm, since March 1996. Mr. Goldman served with Chase Manhattan Bank ("Chase Manhattan") as Senior Vice President, Technology and Operations from March 1988 until October 1991. From October 1991 until March 1996 Mr. Goldman served with Chase Manhattan as a Senior Vice President and Chief Information Officer.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended July 31, 1998 ("fiscal 1998"), the Board of Directors held ten meetings. The Board has two committees: an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

  The Audit Committee recommends to the Board each fiscal year the independent public accountants who will audit the books of the Company for that year. The independent public accountants meet with the Audit Committee with and without the presence of the Company's management to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent public accountants on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee consists of Messrs. Goldman, McMullen and Ranalli, none of whom is an employee or consultant of the Company. Mr. McMullen serves as Chairman of the Audit Committee. The Audit Committee met once during the last fiscal year.

  The Compensation Committee administers the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan, as well as the Company's short-term and long-term cash incentive plans, and performance-based stock options. The Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company's officers. The Compensation Committee consists of Messrs. Berkman, Goldman and McMullen, none of whom is an employee or consultant of the Company. Mr. Goldman serves as Chairman of the Compensation Committee. The Compensation Committee met two times during the last fiscal year.

  Each incumbent Board member attended all of the meetings of the Board which such Director was eligible to attend during the fiscal year ended July 31, 1998. Each incumbent Board member attended all of the meetings during the fiscal year ended July 31, 1998 held by any committee of the Board upon which such Director served.

                                  PROPOSAL 2

AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE
                      NAME OF THE COMPANY TO "CMGI, INC."

  On October 2, 1998 the Company's Board of Directors approved, and recommended for adoption by the stockholders at the Meeting, a proposed amendment to Article FIRST of the Company's Restated Certificate of Incorporation to change the name of the Company from "CMG Information Services, Inc." to "CMGI, Inc." For the reasons described below, the Board believes that it would be in the best interests of the Company and its stockholders to make such a change to the name of the Company. To accomplish this name change, it is necessary to amend the applicable provision of the Company's Restated Certificate of Incorporation.

  The Company believes that the new name, "CMGI, Inc.," an acronym for Collaborative Media Group Interactive, better focuses customer and consumer awareness on the Company's current commitment to the internet interactive market. The Company wants to avoid customer and consumer misunderstanding of its current business focus which may result from its current name, CMG Information Services, Inc., a name that stemmed from the Company's involvement with list management services.

  The change in the Company's name will not affect in any way the validity of currently outstanding stock certificates. Stockholders will not be required to surrender or exchange any stock certificates that they currently hold. Stockholders should keep the certificates that they now hold and should not send them to the Company or its transfer agent.

  The Board believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation is advisable and in the best interests of the Company and its stockholders. Accordingly, the Board is proposing that Article FIRST of the Company's Restated Certificate of Incorporation be amended to change the name of the Company to "CMGI, Inc."

  If the amendment is authorized, Article FIRST of the Company's Restated Certificate of Incorporation will be amended to read as follows:

                  "The name of the Corporation is CMGI, Inc."

  The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal Two and adopt the proposed amendment to the Company's Restated Certificate of Incorporation changing the name of the Company to "CMGI, Inc." For purposes of the vote to amend the Company's Restated Certificate of Incorporation, abstentions and broker non-votes are treated as votes against the proposal.

  If approved by the Stockholders the change in the Company's name will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE
                         CHANGE IN THE COMPANY'S NAME.

                                  PROPOSAL 3

 AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 40,000,000 shares of Common Stock, par value $.01 per share. On October 2, 1998, the Company's Board of Directors approved, and recommended for adoption by the stockholders at the Meeting, a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the stockholders, effect an increase in the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 100,000,000 shares, $.01 par value per share.

  As of the close of business on November 9, 1998, 23,076,521 shares of Common Stock were issued and outstanding, after giving effect to the three-for-two stock split of the Company's Common Stock in the form of a stock dividend on March 17, 1995 and two-for-one stock splits of the Company's Common Stock in the form of stock dividends effective on February 2, 1996 and May 11, 1998, leaving 16,923,479 shares of Common Stock authorized but unissued. Of the authorized but unissued shares the Company has currently reserved 2,688,862 shares under the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan and 470,000 shares under the Company's 1995 Stock Option Plan for Non-Employee Directors.

  The Board of Directors of the Company believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its stockholders and is recommending such amendment to restore the flexibility to issue Common Stock that existed before the stock splits mentioned above and to assure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, including future stock dividends, stock splits, issuances under the Company's 1986 Stock Option Plan, 1995 Stock Option Plan for Non-Employee Directors and 1995 Employee Stock Purchase Plan, acquisitions and equity financings. The availability of additional shares of Common Stock for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in taking corporate action.

  The newly authorized Common Stock, like the currently authorized Common Stock, may be used by the Company for any proper corporate purpose. Such purposes may include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.

  If approved by the stockholders, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of the stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the NASDAQ National Market, on which the shares of the Company are at the time listed or quoted.

  The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. Although the Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Common Stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock of the Company. In addition, the issuance of additional shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Common Stock were issued in response to a potential takeover. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and Directors to retain their positions. For example, without further stockholder approval, the Board could (i) adopt a "poison pill" which would, under certain circumstances related to an acquisition not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or (ii) sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

  If the amendment is approved by the stockholders, Article FOURTH subsection
(a) of the Company's Restated Certificate of Incorporation will be amended to read as follows:

  FOURTH: (a) The total number of shares of capital stock which the Corporation is authorized to issue is one hundred and five million (105,000,000) shares of which one hundred million (100,000,000) shares shall be common stock, par value $.01 per share ("Common Stock") and five million (5,000,000) shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

  The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal Three and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company. For purposes of the vote to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, abstentions and broker non-votes are treated as votes against the proposal. If the amendment is not approved by the Stockholders, the Company's authorized Common Stock will remain at 40,000,000 shares.

  If approved by the stockholders the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE
              INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                                  PROPOSAL 4

                            APPOINTMENT OF AUDITORS

  The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 1999, and recommends that the stockholders vote for ratification of such appointment. A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she desires to do so.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.

                            ADDITIONAL INFORMATION

MANAGEMENT

  Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not directors of the Company:

NAME                     AGE                             POSITION
----                     ---                             --------
Andrew J. Hajducky III..  44 Chief Financial Officer and Treasurer
Richard F. Torre........  48 President and Chief Executive Officer, SalesLink Corporation
Hans Hawrysz............  50 President and Chief Executive Officer, Planet Direct Corporation
Paul L. Schaut..........  39 President and Chief Executive Officer, Engage Technologies, Inc.

  Andrew J. Hajducky III has served as Chief Financial Officer and Treasurer of the Company since October 1995. From 1990 until joining the Company, he was a partner with the public accounting firm of Ernst & Young LLP. From 1983 through 1990, he held various positions with Arthur Young & Co., which merged with Ernst & Whinney to form Ernst & Young LLP.

  Richard F. Torre has served as President of SalesLink Corporation ("SalesLink"), a subsidiary of the Company, since 1990. From 1990 until 1996 Mr. Torre also served as Chief Operating Officer of SalesLink. In 1996 Mr. Torre was named Chief Executive Officer of SalesLink. From 1987 until joining the Company in 1990, Mr. Torre was manager of CPU Upgrades at Digital Equipment Corporation, a publicly held computer company.

  Hans Hawrysz has served as President and Chief Executive Officer of Planet Direct Corporation, a subsidiary of the Company, since January 24, 1997. From April 1992 to January 1997 Mr. Hawrysz was Executive Vice President of AT&T Universal Card Services.

  Paul L. Schaut has served as President and Chief Executive Officer of Engage Technologies, Inc., a subsidiary of the Company, since November 1997. From December 1996 to November 1997 Mr. Schaut was Vice President of Strategic Partnering for Open Market, Inc., an internet commerce vendor. From May 1995 to December 1996 Mr. Schaut served as Vice President of Sales and Marketing for ONTOS, Inc., an object middleware vendor. Prior to that Mr. Schaut worked for InterSystems Corporation, a complex database vendor.

  There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

COMPENSATION OF DIRECTORS

  In 1995, the Company adopted the 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Under the terms of the Director Plan, each Director who (1)(i) was a Director of the Company when the Director Plan was first adopted by the Board of Directors; (ii) had completed at least five years of continuous service on the Board of Directors; (iii) was not otherwise an employee of the Company or any of its subsidiaries or affiliates; and (iv) was not an affiliate (as defined in the Director Plan) of an institutional investor in the Company (an "Affiliated Director," and a director meeting all of the foregoing criteria referred to as a "Current Director") or (2)(i) is elected a Director of the Company for the first time either by the Board of Directors or by the stockholders after the 1995 Plan is first adopted by the Board of Directors or approved by the stockholders; (ii) is not otherwise an employee of the Company or any of its subsidiaries or affiliates; and (iii) is not an Affiliated Director (a "New Director") was, or shall be, granted an option to purchase 94,000 shares of Common Stock upon the adoption of the Director Plan by the Board of Directors, in the case of a Current Director, or upon the election of the Director, in the case of a New Director. In addition, if a director who is an Affiliated Director, and is otherwise eligible to receive options under the Director Plan, ceases to be an Affiliated Director (that is, ceases to be an affiliate of an institutional investor in the Company), then such director shall be granted an option to purchase 94,000 shares of Common Stock upon ceasing to be an Affiliated Director. An aggregate of 564,000 shares of Common Stock (subject to adjustments for capital changes) has been reserved for issued under the Director Plan upon exercise of options.

  Options are granted under the Director Plan at exercise prices equal to the fair market value of the Company's Common Stock at the time the options are granted. Fair market value is the last reported sales price per share of the Company's Common Stock on the date of grant as reported in the over-the-counter market. Options are exercisable in five cumulative installments of 18,800 shares each, the first installment becoming exercisable immediately after the first annual meeting of stockholders following the date of grant or commensurate with the date of grant if the optionee first becomes a director by vote of the stockholders and each further installment becoming exercisable immediately after each Annual Meeting of stockholders thereafter, provided that the option holder continues in office as a director at such time. No option may be exercisable more than ten years from its date of grant. Of the current members of the Board of Directors, Messrs. Berkman, Goldman, McMullen and Ranalli are eligible to participate in the Director Plan. Mr. McMullen received an option to purchase 94,000 shares of Common Stock under the Director Plan during fiscal 1995. Mr. Goldman received an option to purchase 94,000 shares of Common Stock under the Director Plan during fiscal 1997. Messrs. Berkman and Ranalli each received an option to purchase 94,000 shares of Common Stock in June 1998.

  In addition to the foregoing, directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees of the Board.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended July 31, 1996, 1997, and 1998, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in fiscal 1998 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                           COMPENSATION
                                    ANNUAL COMPENSATION       AWARDS
                                    -------------------    ------------
                                                            SECURITIES
         NAME AND PRINCIPAL                                 UNDERLYING      ALL OTHER
              POSITION         YEAR SALARY($)   BONUS($)    OPTIONS(1)  COMPENSATION($)(2)
         ------------------    ---- ----------  ---------  ------------ ------------------
      David S. Wetherell(3)... 1998     180,250     75,000       --           22,313(4)
       Chairman, President     1997     180,250     75,000       --            3,316
       and Chief Executive     1996     180,250     75,000       --            1,502
       Officer

      Hans Hawrysz(5)......... 1998     167,569     43,750    20,000          53,781(6)
       President and Chief     1997      87,500     25,000       --              --
       Executive Officer of
       Planet Direct
        Corporation

      Paul L. Schaut.......... 1998      96,875     37,500    20,000             --
       President and Chief
       Executive Officer of
       Engage Technologies,
       Inc.(7)

      Richard F. Torre........ 1998     156,600     37,500    20,000          16,235(8)
       President and Chief     1997     145,790     42,500    20,000           3,014
       Executive Officer of    1996     128,947     96,400     4,000           2,579
       SalesLink Corporation

      Andrew J. Hajducky       1998     154,976     50,000    60,000          21,787(10)
       III(9).................
       Chief Financial         1997     143,333     48,333    24,000           2,212
       Officer and Treasurer   1996      81,667     33,333   120,000             --

--------
 (1) The Company's 1986 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Committee granted stock options during fiscal 1996, 1997 and 1998 which are reflected in this column. All stock options granted in fiscal 1996, 1997 and 1998 were non-statutory (also called non-qualified) stock options, have an exercise price equal to fair market value on the date of grant, vest for 25% on the first anniversary of the date of grant with the remainder vesting in 36 equal monthly installments thereafter, and have terms of five years.

 (2) Amounts set forth in this column for the years ended July 31, 1996 and 1997 represent Company cash contributions under the Company's 401(k) Plan.

 (3) In April 1995, the Company formed the first of its Internet investment and development arms, CMG@Ventures, LP, a Delaware Limited Partnership.
     In February 1998 CMG@Ventures, L.P. was reorganized as a limited liability company under the name CMG@Ventures I, LLC ("CMG@Ventures I").
     In October 1996, the Company formed a second Internet investment and development arm, CMG@Ventures II, LLC ("CMG@Ventures II"), a Delaware Limited Liability Company. The purpose of both CMG@Ventures I and CMG@Ventures II is to provide intellectual and financial capital to companies seeking to further the commercialization of the Internet and other interactive media. Mr. Wetherell is a profit member (as defined) of CMG@Ventures I, and, in that capacity, received an approximate 8.5% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell's interest in CMG@Ventures I vests in forty quarterly installments of 3.75% of his interest for each of the first 20 installments and 1.25% of his interest for each of the next 20 installments. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity received a 7.75% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell's interest in CMG@Ventures II vests in twenty quarterly installments of 5%. For a discussion of allocations and distributions related to CMG@Ventures I and CMG@Ventures II see "Certain Relationships and Related Transactions."

 (4) Of this amount $3,647 represents Company cash contributions under the Company's 401(k) Plan and $18,666 represents the personal use component of an automobile leased for Mr. Wetherell.

 (5) On January 24, 1997, the Board of Directors elected Hans Hawrysz as President and Chief Executive Officer of Planet Direct Corporation, a subsidiary of the Company. The information shown in the table for fiscal 1997 reflects the compensation earned by Mr. Hawrysz from January 24, 1997 through July 31, 1997.

 (6) This amount represents sums associated with the reimbursement of Mr. Hawrysz's relocation expenses.

 (7) Mr. Schaut was hired as President and Chief Executive Officer of Engage Technologies, Inc. on November 10, 1997. His compensation for 1998 represents amounts earned in such position between November 10, 1997 and July 31, 1998.

 (8) Of this amount $3,131 represents Company cash contributions under the Company's 401(k) Plan and $13,104 represents the personal use component of an automobile leased for Mr. Torre.

 (9) On October 24, 1995, the Board of Directors elected Andrew J. Hajducky III as Chief Financial Officer and Treasurer of the Company. The information shown in the table for fiscal 1996 reflects the compensation earned by Mr. Hajducky from October 24, 1995 through July 31, 1996. Mr. Hajducky is a profit member (as defined) of CMG@Ventures I, and, in that capacity, received an approximate 0.5% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Hajducky's interest in CMG@Ventures I vests in forty quarterly installments of 3.75% of his interest for each of the first 20 installments and 1.25% of his interest for each of the next 20 installments. Mr. Hajducky is a managing member of CMG@Ventures II and in that capacity received a 0.5% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Hajducky's interest in CMG@Ventures II vests in twenty quarterly installments of 5%. For a discussion of allocations and distributions related to CMG@Ventures I and CMG@Ventures II see "Certain Relationships and Related Transactions."

(10) Of this amount $3,121 represents Company cash contributions under the Company's 401(k) Plan and $18,666 represents the personal use component of an automobile leased for Mr. Hajducky.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1998

  The following table sets forth information concerning individual grants of options to purchase Common Stock under the 1986 Stock Option Plan made to each Named Executive Officer during the fiscal year ended July 31, 1998. Mr. Wetherell was not granted any options to purchase Common Stock in the last fiscal year.

                                  INDIVIDUAL GRANTS
                          ----------------------------------
                                        PERCENTAGE
                                         OF TOTAL                       POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF    OPTIONS                        ASSUMED ANNUAL RATES OF STOCK
                           SECURITIES   GRANTED TO EXERCISE             PRICE APPRECIATION FOR OPTION
                           UNDERLYING   EMPLOYEES   OR BASE                        TERM(3)
                             OPTIONS    IN FISCAL    PRICE   EXPIRATION ------------------------------
          NAME            GRANTED(#)(1)  1998(2)   ($/SHARE)    DATE        5%($)          10%($)
          ----            ------------- ---------- --------- ---------- -------------- ---------------
Hans Hawrysz............     20,000        2.9%      $9.25    10/26/02  $       51,112 $      112,944
Paul L. Schaut..........     20,000        2.9%      $9.25    10/26/02  $       51,112 $      112,944
Richard F. Torre........     20,000        2.9%      $9.25    10/26/02  $       51,112 $      112,944
Andrew J. Hajducky, III.     60,000        8.7%      $9.25    10/26/02  $      153,336 $      338,833

--------
(1) See footnote 1 to the Summary Compensation Table above.

(2) Options to purchase an aggregate of 693,250 shares were granted to all employees in fiscal 1998.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

      1998 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

  Presented below is information with respect to the number of shares issued upon option exercises by the Named Executive Officers during the year ended July 31, 1998 and the value realized by the Named Executive Officers upon such exercises. The table also provides information about the number and value of unexercised stock options to purchase the Company's Common Stock held by each Named Executed Officer as of July 31, 1998.

                                                 NUMBER OF
                                                SECURITIES
                                                UNDERLYING
                                                UNEXERCISED    VALUE OF UNEXERCISED
                           SHARES               OPTIONS AT         IN-THE-MONEY
                          ACQUIRED               JULY 31,           OPTIONS AT
                             ON      VALUE        1998(#)         JULY 31, 1998($)
                          EXERCISE  REALIZED   EXERCISABLE/        EXERCISABLE/
          NAME              (#)     ($) (1)    UNEXERCISABLE     UNEXERCISABLE(2)
          ----            -------- ---------- --------------- -----------------------
David S. Wetherell .....        0           0 521,250/378,750 $34,674,533/$25,287,976
President, Chief
 Executive Officer and
 Secretary
Hans Hawrysz ...........        0           0        0/20,000           $0/$1,177,500
President and Chief
 Executive Officer of
 Planet Direct
 Corporation
Paul L. Schaut..........        0           0        0/20,000           $0/$1,177,500
President and Chief
 Executive Officer of
 Engage Technologies,
 Inc.                           0           0
Richard F. Torre .......   44,434  $1,062,958    5,367/36,199     $343,949/$2,176,213
President and Chief
 Executive Officer of
 SalesLink Corporation
Andrew J. Hajducky III .   83,000  $1,132,223   9,500/111,500     $593,657/$6,742,160
Chief Financial Officer
 and Treasurer

--------
(1) Based on the difference between the option exercise price of such options and the closing price of the underlying common stock on the date of exercise.

(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 1998, which closing price was $68.125.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, disinterested Directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1986 Stock Option Plan and the Company's 1995 Employee Stock Purchase Plan. The Committee reviews Executive Compensation Reports prepared by independent organizations in order to evaluate the appropriateness of its Executive Compensation Program.

  The Committee uses its base salary and incentive bonus program for the Company's executive officers in order to enhance short-term profitability and stockholder value and uses stock options, performance-based stock options, and long-term cash incentive awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Company's executive officers for each fiscal year based on a review of average base salaries among competitive peer groups and then sets target incentive bonus awards comprising varying percentages of total target compensation depending on the position being reviewed.

  The Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial performance of the Company as a whole. The executive officers of the Company then have an opportunity to earn a 25% payout of their individual target bonuses in each fiscal quarter provided that the Company meets or exceeds its performance plan for that quarter. These quarterly bonuses are prorated to the extent that the Company achieves a portion of its performance plan. If the full amount of the quarterly bonuses are not earned in a fiscal quarter, the executive officers have an opportunity to improve performance and thereby to earn retroactively the full amount of the target quarterly bonuses to the extent not earned in prior quarters. The annual performance plan is based on operating income before extraordinary gains and losses and before taxes. The Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements.

  In addition to salaries and incentive bonuses, the Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Options may be granted with respect to the common stock of the Company or of a subsidiary.

  With respect to the Chief Executive Officer of the Company, the Compensation Committee has utilized a base salary and incentive bonus, with the bonus being based on individual performance with respect to each fiscal year. The Company has entered into an Employment Agreement with Mr. Wetherell and in connection therewith has issued to him a non-qualified performance stock option for the purchase of up to 600,000 shares of Common Stock of the Company. See "Employment Agreements and Severance and Change in Control Arrangements." The Compensation Committee has also issued Mr. Wetherell other stock options which vest over a period of four years.

  In order to participate in the rapidly developing business opportunities related to the Internet, the Company formed CMG@Ventures, LP (reorganized as a limited liability company under the name CMG@Ventures I, LLC in February 1998) during fiscal 1995 and CMG@Ventures II, LLC during fiscal 1997 (together the "CMG@Ventures Funds") as captive venture capital funds competing with other funds to find and invest in these opportunities. The CMG@Ventures Funds had ownership interests in seventeen (17) Internet related companies as of July 31, 1998, and the Company actively participates in their management. Two (2) of these companies were controlled by the CMG@Ventures Funds at July 31, 1998 and hence by the Company. The Compensation Committee has granted Mr. Wetherell, who is a profit member of CMG@Ventures I, LLC, an approximate eight-point-five percent (8.5%) interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I, LLC in accordance with the practice in the venture capital industry. The Compensation Committee has granted Mr. Hajducky, who is a profit member of CMG@Ventures I, LLC, an approximate zero-point-five percent (0.5%) interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I, LLC in accordance with the practice in the venture capital industry. Mr. Wetherell and Mr. Hajducky are each managing members of CMG@Ventures II, LLC., and, in that capacity, the Compensation Committee granted them 7.75% and 0.5% carried interests, respectively, in the net realized gains (as defined in the limited liability company operating agreement) of CMG@Ventures II, LLC.

  The Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, performance-based stock options and long-term cash incentives have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

  The foregoing report has been furnished by Craig D. Goldman (Chairman), William H. Berkman and John A. McMullen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal 1998, CMG@Ventures I allocated 2,012,374 shares of common stock of Lycos, Inc. ("Lycos") to the accounts of its profit members. Of these shares, 735,048 shares and 42,828 shares were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively, in their capacity as profit members of CMG@Ventures I. During fiscal 1998, Mr. Wetherell received distributions totaling 399,470 of his allocated shares of Lycos common stock as follows: 31,644 shares in August 1997; 187,620 shares in November 1997; 49,832 shares in April 1998; and 130,374 shares in May 1998. During fiscal 1998, Mr. Hajducky received distributions totaling 17,908 of his allocated shares of Lycos common stock as follows: 738 shares in August 1997; 552 shares in September 1997; 8,002 shares in November 1997; 3,776 shares in April 1998; and 4,840 shares in May 1998. All Lycos common share amounts have been retroactively adjusted to reflect a 2-for-1 stock split effected by Lycos in August 1998.

  In September 1998, CMG@Ventures I allocated 955,839 shares of Lycos common stock to the accounts of its profit members. Of these shares, 396,964 shares and 23,130 shares were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively. Also in September 1998, Mr. Wetherell and Mr. Hajducky received distributions of 239,138 shares and 11,327 shares, respectively, of their allocated shares of common stock of Lycos.

  In September 1996, CMG@Ventures I sold its equity investment in TeleT Communications ("TeleT") to Premiere Technologies, Inc. ("Premiere") in exchange for $550,000 and 320,833 shares of the common stock of Premiere. On September 24, 1997 CMG@Ventures I allocated 58,538 shares of common stock of Premiere received upon the sale of its interest in TeleT to the accounts of its profit members. An allocation of 22,325 shares of the common stock of Premiere was made to the account of Mr. Wetherell, 8,372 shares and 3,349 shares of which were distributed to Mr. Wetherell on September 24, 1997 and September 28, 1998, respectively. An allocation of 1,301 shares of the common stock of Premiere was made to the account of Mr. Hajducky, 390 shares and 147 shares of which were distributed to Mr. Hajducky on September 24, 1997 and September 28, 1998, respectively.

  On December 22, 1997, CMG@Ventures I allocated $123,750 of the cash received upon the sale of its interest in TeleT to the accounts of its profit members. An allocation of $47,196 was made to the account of Mr. Wetherell, $19,468 and $5,310 of which was distributed to Mr. Wetherell on February 26, 1998 and September 15, 1998, respectively. An allocation of $2,750 was made to the account of Mr. Hajducky, $928 and $206 of which was distributed to Mr. Hajducky on February 26, 1998 and September 15, 1998, respectively.

  On January 31, 1997, CMG@Ventures, Inc., the managing member of CMG@Ventures I, disposed of all of its interest in NetCarta to Microsoft Corporation for net cash proceeds of $18,468,000. 22.5% of the net realized gain (as defined in the limited liability company agreement of CMG@Ventures I) of CMG@Ventures, Inc. realized upon the sale of its interest in NetCarta was allocated to the accounts of the profit members of CMG@Ventures I pursuant to the CMG@Ventures, Inc. Deferred Compensation Plan. In their capacities as profit members of CMG@Ventures I, $700,550 and $40,820 were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively, during fiscal 1997 pursuant to the CMG@Ventures, Inc. Deferred Compensation Plan. During fiscal 1998, Mr. Wetherell and Mr. Hajducky received distributions totaling $105,082 and $7,654, respectively, of the amounts allocated to their accounts. Since August 1, 1998, Mr. Wetherell and Mr. Hajducky have received distributions of $26,270 and $1,531, respectively, of the amounts allocated to their accounts.

  In August 1998, CMG@Ventures II converted its equity interest in Sage Enterprises, Inc. into 225,558 shares of Amazon.com, Inc. ("Amazon.com") common stock pursuant to a merger wherein Amazon.com acquired Sage Enterprises, Inc ("the Merger"). On October 30, 1998, CMG@Ventures II allocated 33,463 shares of common stock of Amazon.com received in the Merger to the accounts of its managing members. Of these shares, 12,967 shares and 837 shares were allocated to the accounts of Mr. Wetherell and Mr. Hajducky, respectively, in their capacity as managing members of CMG@Ventures II. On November 4, 1998, Mr. Wetherell and Mr. Hajducky received distributions of 5,835 shares and 377 shares, respectively, of their allocated shares of common stock of Amazon.com.

  Subsequent to July 31, 1998, the Company formed a third Internet investment and development arm, CMG@Ventures III, LLC, a Delaware Limited Liability Company ("CMG@Ventures III"). The purpose of CMG@Ventures III, like that of CMG@Ventures I and II, is to provide intellectual and financial capital to companies seeking to further the commercialization of the Internet and other interactive media. Mr. Wetherell and Mr. Hajducky are managing members of CMG@Ventures III, and, in that capacity, will receive carried interests, in an amount to be determined, in the net realized gains of CMG@Ventures III.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The graph below compares the cumulative total stockholder return of the Company's Common Stock from January 25, 1994 (the date of the Company's initial public offering) through July 31, 1998 against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Computer and Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

  Comparison of Cumulative Total Return Among CMG Information Services, Inc., the NASDAQ Stock Market Index, and the NASDAQ Computer and Data Processing
                                Services Index.

           [Graph of the plot points set forth in the table below.]


                             [GRAPH APPEARS HERE]


                            BASE DATE   JULY    JULY    JULY    JULY
                           JANUARY 25,   31,     31,     31,     31,   JULY 31,
   COMPANY/INDEX NAME         1994      1994    1995    1996    1997     1998
   ------------------      ----------- ------- ------- ------- ------- ---------
CMG Information Services,
 Inc.....................    $100.00   $110.94 $501.56 $600.00 $656.31 $5,460.90
NASDAQ Stock Market
 Index...................    $100.00   $ 92.12 $129.36 $140.91 $207.92 $  245.48
NASDAQ Computer and Data
 Processing Services
 Index...................    $100.00   $ 95.68 $165.07 $185.21 $288.17 $  382.63

  The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on January 25, 1994. In addition, the total return for the Company's Common Stock and the indexes used assumes the reinvestment of all dividends. On July 31, 1997 the Company paid a dividend of one share of the common stock of Lycos, Inc. for every 16 shares of the Company's Common Stock held. On July 31, 1997 the closing price for a share of the common stock of Lycos, Inc. was $18.875. The graph assumes that the Lycos, Inc. common stock received as a dividend was sold on the date received and that the proceeds of such sale, as well as the proceeds for the fractional shares of Lycos, Inc., were used to purchase additional shares of the Company's Common Stock on July 31, 1997. Fractional shares of Lycos, Inc. common stock were paid out on July 31, 1997 based upon the closing price of the Lycos, Inc. common stock on June 5, 1997.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  In November of 1993, the Company entered into an employment agreement with Mr. Wetherell, which ran through July 31, 1998, at a minimum annual salary which is currently at $180,250. The agreement could be extended for an additional five years by agreement of the parties and was so extended on October 2, 1998. The agreement provides for annual incentive awards in amounts to be determined by the Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Wetherell terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Wetherell's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals. The minimum annual salary may be increased from time to time at the discretion of the Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Wetherell the right to purchase up to 600,000 shares of Common Stock of the Company at an option price of $1.34 per share. This option was granted under the Company's 1986 Stock Option Plan. The option becomes exercisable in ten annual installments of up to 60,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals as determined by the Compensation Committee. In any event, the option becomes exercisable (to the extent not previously exercisable) as to the first 300,000 shares on November 1, 1998, and as to the second 300,000 shares on November 1, 2003.

  The Company's employment agreement with Mr. Wetherell provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors, Mr. Wetherell would have the right to terminate his agreement and a percentage of all remaining installments of his 600,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Wetherell's employment not for cause, a percentage of up to three remaining 60,000 share installments of his 600,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

  Any compensation payable to Mr. Wetherell contingent on a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. This maximum amount is determined by multiplying the average of Mr. Wetherell's base salary and bonus for the previous five years by three.

  The Limited Liability Company Agreement of CMG@Ventures I, LLC provides that, upon a change of control (as defined), each profit member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures I, LLC repurchase all, and not less than all, of the interest in CMG@Ventures I, LLC held by each profit member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Liability Company Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit members of CMG@Ventures I, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of

CMG@Ventures I, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

  The Operating Agreement of CMG@Ventures II, LLC provides that, upon a change of control (as defined), each managing member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures II, LLC repurchase all, and not less than all, of the interest in CMG@Ventures II, LLC held by each managing member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Operating Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the members of CMG@Ventures II, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures II, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

  Mr. Wetherell and Mr. Hajducky are profit members of CMG@Ventures III, LLC and, although some of the terms of the operating agreement for CMG@Ventures III, LLC are still being finalized, it is anticipated that such agreement will contain provisions regarding changes in control similar to the provisions described for CMG@Ventures I and CMG@Ventures II above.

  On August 1, 1996 Richard F. Torre, President and Chief Executive Officer of SalesLink Corporation ("SalesLink"), was granted an option to purchase 300,000 shares of the common stock, $.01 par value per share, of SalesLink at $1.20 per share. On November 13, 1997 Mr. Torre was granted an additional option to purchase 35,000 shares of the common stock of SalesLink at $1.74 per share. These options become exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for an additional 2.78% each month thereafter. These options become immediately exercisable in full in the event of a change in control of SalesLink (as defined below). A change of control of SalesLink shall be deemed to have occurred when there has occurred the acquisition by purchase, merger, or otherwise, by any Person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act, excluding any business entity controlling, controlled by, or under common control with the Company) of beneficial ownership, directly or indirectly, of securities of SalesLink representing 80% or more of the combined voting power of SalesLink's then outstanding securities.

  On January 22, 1997 Hans Hawrysz, President and Chief Executive Officer of Planet Direct Corporation ("Planet Direct"), was granted an option to purchase 500,000 shares of the common stock, $.01 par value per share, of Planet Direct at $.01 per share. This option became exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for the remainder in 36 monthly installments. If Planet Direct is sold the option vests to the next cumulative monthly installment.

  On November 10, 1997 Paul L. Schaut, President and Chief Executive Officer of Engage Technologies, Inc. ("Engage"), was granted an option to purchase 300,000 shares of the common stock, $.01 par value per shares, of Engage at $.37 per share. The option becomes exercisable for 25% of the shares on the first anniversary of the date of grant and then cumulatively for the remainder in 36 monthly installments. Mr. Schaut is also eligible to receive options to purchase an additional 200,000 shares of the common stock of Engage upon the achievement of certain defined financial performance milestones by Engage. These additional options would vest in the same manner as the option for 300,000 shares described above. The 1995 Equity Incentive Plan of Engage, which governs Mr. Schaut's options, provides that in the event of a change in control of Engage the compensation committee of Engage may, in its discretion, take one or more of the following actions: (i) provide for the acceleration of the time remaining for the vesting of the option, (ii) provide for payment to Mr. Schaut of cash or property having a fair market value equal to the amount Mr. Schaut would have received if he exercised the option upon the change in control, (iii) adjust the option to reflect the change in control, (iv) cause the option to be assumed by a new entity or (v) make such other provision as it deems equitable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are William H. Berkman, Craig D. Goldman and John A. McMullen. No member of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 1998, other than a late filing made by Richard F. Torre and described below, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

  In May 1998 Mr. Torre filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering transactions during January and March of 1998. This Form 4 reported the exercise of options to purchase 3,791 shares of the Company's Common Stock on January 14, 1998 and the sale of the shares received upon such option exercise on the same date. The Form 4 also reported the exercise of options to purchase 9,000 shares and 8,879 shares of the Company's Common Stock on March 18, 1998 and March 30, 1998, respectively, with all such shares being sold on the dates of the respective option exercises.

                                 ANNUAL REPORT

  The Company's Annual Report on Form 10-K for the year ended July 31, 1998 is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Director, Investor Relations, Catherine Taylor, at CMG Information Services, Inc., 100 Brickstone Square, First Floor, Andover, Massachusetts 01810

                                 OTHER MATTERS

  The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

  The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

                                          By Order of the Board of Directors

                                          /s/ D.S. Wetherell

                                          David S. Wetherell, Secretary

Andover, Massachusetts
November 27, 1998

                                                                      Appendix A

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------------
 CMG INFORMATION SERVICES, INC.
---------------------------------

                                                                                                      WITHHELD
                                                                                                        FROM
                                                                                             FOR ALL    ALL
                             1.    Election Of Class II Directors.                           NOMINEES NOMINEES
                                   Nominees: William H. Berkman                                [_]      [_]
                                   John A. McMullen
                                   [_]
                                   For all nominees except for the nominees listed
                                   in the space above.
                                                                                         FOR AGAINST  ABSTAIN
RECORD DATE SHARES:          2.    Amendment to Restated Certificate of Incorporation to [_]   [_]      [_]
                                   change name of Company to "CMGI, Inc."
                             3.    Amendment to Restated Certificate of Incorporation    [_]   [_]      [_]
                                   to increase number of authorized shares of common
                                   stock to 100,000,000.
                             4.    Ratification of appointment of KPMG Peat Marwick      [_]   [_]      [_]
                                   LLP as independent accountants.

                                             ---------------
Please be sure to sign and date this Proxy.  Date
------------------------------------------------------------
                                                             Mark box at right if an address change or comment has been noted on [_]
                                                             the reverse side of this care
------------------------------------------------------------
Stockholder sign here                        Co-owner sign here

DETACH CARD

                        CMG INFORMATION SERVICES, INC.

Dear Stockholder,

  Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

  Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

  Your vote must be received prior to the Annual Meeting of Stockholders, December 17, 1998. Thank you in advance for your prompt consideration of these matters.

                                          Sincerely,

                                          CMG Information Services, Inc.

                        CMG INFORMATION SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Wetherell and Andrew J. Hajducky III and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on December 17, 1998, or any adjournment thereof, and there to vote all the shares of CMG Information Services, Inc. held of record by the undersigned on October 30, 1998, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS II DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. If a nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

  In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


 Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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